Exhibit 10.1

EVALUATION AGREEMENT

This Evaluation Agreement (the “Agreement”) is made on October 22, 2026 (the “Effective Date”).

BETWEEN:

(1) CDT Equity Inc., a corporation incorporated in the State of Delaware, whose principal office is at 4851 Tamiami Trail North, Suite 200, Naples, FL 34103 (“CDT”); and

(2) Manoira Corporation, a corporation incorporated in the State of Delaware, whose principal office is at 251 Little Falls Drive, Wilmington, Delaware, County of New Castle, 19808 (“Manoira”),

each a “Party” and together the “Parties”.

WHEREAS:

(A) CDT holds rights to the clinical-stage compounds AZD1656, including certain cocrystal variants, and AZD5904 (the “CDT Assets”).

(B) Manoira holds licensed rights to cannabinoid patents in animal health and intends to launch a range of animal health products based on those patents in the first quarter of 2027 (the “Manoira Products”).

(C) CDT wishes to engage Manoira to evaluate the CDT Assets in animal healthcare in combination with the Manoira Products, to determine whether the CDT Assets improve the Manoira Products, with a view to engaging in licensing discussions if successful.

(D) The Parties wish to set out the terms of that evaluation in this Agreement.

IT IS AGREED as follows:

1. EVALUATION PROGRAMME

1.1 Manoira shall evaluate the CDT Assets in animal healthcare applications in combination with the Manoira Products, in accordance with the evaluation plan to be agreed in writing between the Parties (the “Evaluation Programme”), no later than November 30, 2026.

1.2 The purpose of the Evaluation Programme is to determine whether the CDT Assets in combination with the Manoira Products, provide an improved product offering in terms of efficacy, safety, formulation or other commercially relevant characteristics.

1.3 Manoira shall carry out the Evaluation Programme with reasonable skill and care, in accordance with all applicable laws, regulations and animal welfare standards. The CDT Assets shall not be administered to humans under this Agreement.

1.4 Manoira reserves the right to engage third-party contractors to perform parts of the Evaluation Programme, as part of its ordinary course of business, provided that Manoira remains responsible for their performance.

2. SUPPLY OF THE CDT ASSETS

2.1 CDT shall supply Manoira with such quantities of the CDT Assets as the Parties reasonably agree are needed for the Evaluation Programme, together with any relevant data, safety information and handling instructions.

2.2 Manoira shall use the CDT Assets solely for the Evaluation Programme. Manoira shall not analyse, reverse engineer or transfer the CDT Assets to any third party except as permitted by this Agreement.

2.3 On expiry or termination of this Agreement, Manoira shall return or destroy any unused CDT Assets at CDT’s election.

3. CONSIDERATION

3.1 In consideration for Manoira carrying out the Evaluation Programme, CDT shall pay Manoira a total fee of US$195,000.00 (the “Fee”).

3.2 The Fee shall be payable in full on receipt of a valid invoice from Manoira.

3.3 The Fee is exclusive of any applicable taxes. Each Party shall bear its own costs in connection with this Agreement, except as expressly stated.

4. REPORTS AND RESULTS

4.1 Manoira shall keep CDT reasonably informed of the progress of the Evaluation Programme. Manoira shall deliver a written report of the results to CDT within sixty (60) days of its completion (the “Results”).

4.2 Each Party may use the Results for its internal evaluation purposes. Neither Party shall publish the Results without the prior written consent of the other Party.

5. INTELLECTUAL PROPERTY

5.1 Each Party retains all rights in its intellectual property existing at the Effective Date or developed independently of this Agreement. Nothing in this Agreement grants any licence or transfers any rights in the CDT Assets or the Manoira Products, except the limited right for Manoira to use the CDT Assets for the Evaluation Programme.

5.2 Intellectual property arising from the Evaluation Programme that relates solely to the CDT Assets shall belong to CDT. Intellectual property arising from the Evaluation Programme that relates solely to the Manoira Products shall belong to Manoira.

5.3 Intellectual property arising from the Evaluation Programme that relates to the combination of the CDT Assets with the Manoira Products shall be jointly owned by the Parties. Neither Party shall exploit such jointly owned intellectual property commercially except under a Commercial Agreement entered into under clause 6.

6. FUTURE COMMERCIAL ARRANGEMENT

6.1 If the Results show that the CDT Assets provide an improved product offering, the Parties shall negotiate in good faith, for a period of one hundred and twenty (120) days following delivery of the Results, the terms of a commercial agreement covering the development, licensing and commercialisation of the relevant products (a “Commercial Agreement”).

6.2 Neither Party shall be obliged to enter into a Commercial Agreement. A Commercial Agreement shall be binding only once set out in a separate written agreement signed by both Parties.

7. CONFIDENTIALITY

7.1 Each Party shall keep confidential all information disclosed by the other Party under this Agreement, including the Results, and shall use it only for the purposes of this Agreement.

7.2 Clause 7.1 shall not apply to information that is or becomes publicly available other than through breach of this Agreement, that the receiving Party already lawfully held, or that is required to be disclosed by law, regulation or the rules of any stock exchange, including Nasdaq.

7.3 The obligations in this clause 7 shall survive for five (5) years after expiry or termination of this Agreement.

8. TERM AND TERMINATION

8.1 This Agreement shall start on the Effective Date and continue for six (6) months, unless terminated earlier under this clause 8 or extended by written agreement.

8.2 Either Party may terminate this Agreement on written notice if the other Party commits a material breach that is not remedied within thirty (30) days of notice of the breach.

8.3 Clauses 2.3, 4.2, 5, 7 and 9 shall survive expiry or termination of this Agreement.

9. LIABILITY

9.1 The CDT Assets are supplied for evaluation purposes only, without any warranty as to their fitness for any purpose.

9.2 Neither Party shall be liable to the other for any indirect or consequential loss, or for loss of profits. Each Party’s total liability under this Agreement shall not exceed the amount of the Fee.

10. GENERAL

10.1 This Agreement constitutes the entire agreement between the Parties relating to its subject matter.

10.2 No variation of this Agreement shall be effective unless in writing and signed by both Parties.

10.3 Neither Party may assign this Agreement without the prior written consent of the other Party.

10.4 This Agreement may be executed in counterparts, each of which shall be an original.

10.5 This Agreement is governed by the laws of the State of Delaware. The Parties submit to the exclusive jurisdiction of the courts of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused the Agreement to be executed effective as of the date set forth above.

Signed for and on behalf of
CDT EQUITY INC.

Signature:	/s/ James Bligh
Name:	James Bligh
Title:	Chief Executive Officer

Signed for and on behalf of
MANOIRA CORPORATION

Signature:	/s/ Anton Connolly
Name:	Anton Connolly
Title:	Director